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                                                                    EXHIBIT 23.2



                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Superior Financial Corp. 1998 Long-Term Incentive Plan of our report dated January 19, 2001, with respect to the consolidated financial statements of Superior Financial Corp. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                   /s/ Ernst & Young LLP

Little Rock, Arkansas
July 2, 2001